UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2006

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2006, Charming Shoppes, Inc. (the “Company”) granted Restricted Stock Units and performance share awards to Joseph M. Baron, Anthony A. DeSabato, Eric M. Specter, and Colin D. Stern, executive officers who were named in the Company’s 2005 Proxy Statement and who are expected to be named in the Company’s 2006 Proxy Statement (the “Executive Officers”). These grants were made pursuant to the Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan (the “2004 Plan”), which was approved by the Company’s Board of Directors on April 30, 2004 and approved by the Company’s shareholders on June 24, 2004. In addition to approving the plan, shareholders also approved, among other things, the material terms of certain awards that may be granted under the 2004 Plan to the named Executive Officers in order to meet the requirement for such awards to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code. The 2004 Plan was filed with the Securities and Exchange Commission on May 19, 2004 as Appendix “B” to the Company’s 2004 Proxy Statement Pursuant to Section 14 of the Securities Exchange Act of 1934. Following is a brief description of the general terms of the Restricted Stock Units and performance share awards, which is qualified in its entirety by reference to the full text of the 2004 Plan filed as “Appendix B” to the Company’s 2004 Proxy Statement and by reference to the full text of the Forms of Restricted Stock Units Agreement and Performance Share Agreement filed as Exhibits under Section 9.01 of this Report on Form 8-K.

Restricted Stock Units Agreement

The Company granted to the Executive Officers, Restricted Stock Units of its common stock under the Form of Restricted Stock Units Agreement filed as Exhibit 99.1 to this Report on Form 8-K. Restrictions on the Restricted Stock Units lapse as to 33% of the total number of Restricted Stock Units granted on each of the third and fourth anniversaries of the date of grant, and as to 34% of the total number of Restricted Stock Units granted on the fifth anniversary of the date of grant. In general, the Restricted Stock Units are subject to forfeiture during the restricted period upon termination of employment for any reason other than death, permanent disability, retirement, or involuntary termination by the Company for reasons other than cause (as defined in the Restricted Stock Units Agreement). In addition, the lapse of restrictions on the Restricted Stock Units will be accelerated in the event of a change in control of the Company (as defined in the Restricted Stock Units Agreement), and shares of common stock will vest immediately. If the employee elects to defer settlement of the Restricted Stock Units pursuant to the Deferred Compensation Plan, the terms of the Deferred Compensation Plan will govern the timing of settlement of vested Restricted Stock Units.

Performance Share Agreement

The Company granted to the Executive Officers, Restricted Stock Units with respect to shares of its common stock under the Form of Performance Share Agreement filed as Exhibit 99.2 to this Report on Form 8-K. The actual number of shares that will vest and be distributed pursuant to the Performance Share Agreement will depend on the Company’s achievement of certain performance goals or the satisfaction of other conditions described in the Performance Share Agreement. The performance goal relates to the Company’s achievement of a specified level of cumulative free cash flow (as defined in the Performance Share Agreement), and provides for 100% vesting upon achievement of the target amount, 50% vesting upon achievement of a minimum amount, and 200% vesting upon achievement of a maximum amount, with interpolation between these measuring points. The Restricted Stock Units generally vest on January 31, 2009, subject to continued employment with the Company and to the Company’s achievement of the performance goals specified in the Performance Share Agreement. In general, the Restricted Stock Units are subject to forfeiture during the restricted period upon termination of employment for any reason other than death, permanent disability, retirement, or involuntary termination by the Company for reasons other than cause (as defined in the Performance Share Agreement). In addition, the lapse of restrictions on Restricted Stock Units under the Performance Share Agreement will be accelerated in the event of a change in control of the Company (as defined in the Performance Share Agreement), and shares of common stock equal to the Target Shares (as defined in the Performance Share Agreement) will vest immediately. If the employee elects to defer any of the performance shares pursuant to the Deferred Compensation Plan, the terms of the Deferred Compensation Plan will govern the timing of payment of vested shares.

Awards Granted Under the Restricted Stock Units Agreements and Performance Share Agreements

The number of Restricted Stock Units granted under the Restricted Stock Units Agreement, and the number of Restricted Stock Units representing the Target Shares to be awarded under the Performance Share Agreement, for each of the executive officers who were named in the Company’s 2005 Proxy Statement and who are expected to be named in the Company’s 2006 Proxy Statement is as follows:

		Target
	Restricted	Performance
Name	Stock Units	Shares

Joseph M. Baron	30,730	20,486
Anthony A. DeSabato	11,054	7,369
Eric M. Specter	30,730	20,486
Colin D. Stern	19,897	13,265

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Form of Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan Restricted Stock Units Agreement.

99.2
Form of Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan Performance Share Agreement, incorporated by reference to Form 8-K of the Registrant dated February 7, 2005, filed on February 11, 2005. (File No. 000-07258, Exhibit 99.4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: March 20, 2006	/S/ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan Restricted Stock Units Agreement.

99.2
Form of Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan Performance Share Agreement, incorporated by reference to Form 8-K of the Registrant dated February 7, 2005, filed on February 11, 2005. (File No. 000-07258, Exhibit 99.4).